Sander O'Neill
East Coast Financial Services
Conference

November 13, 2008

Discussion Topics

▪	Company Profile and Business Focus

▪	Key 2008 Business Priorities

▪	Highlights of Third Quarter 2008

▪	Balance Sheet Composition and Credit Quality

Company Profile

NewAlliance is a regional community bank with a significant southern New England presence:

▪	Approximately $8.3 billion in assets and $4.4 billion in deposits;

▪	89 branches in Connecticut and Massachusetts;

▪	3rd largest bank headquartered in Connecticut; 4th largest headquartered in New England;

▪	Dominant market share in its core markets;

▪	Balance sheet growth driven by strong sales culture and acquisitions;

▪	Strong capital - - Tier 1 leverage of 11.0%.

Building the NewAlliance Franchise

[MAP]

2008 Business Priorities

PRIORITY:                                Focus on profitable organic balance sheet growth;

PRIORITY:                                Maintain vigilant risk management focus;

PRIORITY:                                Invest in technology and breadth of business capabilities;

PRIORITY:                                Deploy capital opportunistically.

Consolidated Statements of Income

	Three Months Ended
	Sept 30,	June 30,	Sept 30,
(In millions) (Unaudited)	2008	2008	2007

Interest and dividend income	$99.0	$99.2	$101.9
Interest expense	50.9	50.9	58.2
Net interest income before provision	48.1	48.3	43.7
Provision	4.2	3.7	1.0
Net interest income after provision	43.9	44.6	42.7
Total non-interest income	13.4	14.5	10.4	(1)
Total non-interest expense	41.4	41.3	38.6
Income before income taxes	15.9	17.8	14.5	(2)
Income tax provision	5.0	6.0	7.1	(3)
Net income	$10.9	$11.8	$7.4	(4)

Diluted EPS	0.11	0.12	0.07
Net interest margin	2.63%	2.67%	2.49%

Proforma 9/30/07 Data:

(1)	$16.1 before net loss on sale of restructured securities
(2)	$20.2 before net loss on sale of restructured securities
(3)	$4.5 before charitable contribution valuation allowance adjustment
(4)	$13.7 before net loss on sale of restructured securities & charitable contribution valuation allowance adjustment

Highlights of 3rd Quarter 2008

Focus on profitable organic balance sheet growth:
▪ Total deposits up 3% year over year;
core deposits up 12%;

▪ Savings accounts up 56% over Q3 ’07;

▪ Total loans up 6% from Q3 ’07, mostly
from residential mortgages;

▪ NIM improved 14 b.p. from a year ago to 2.63%;

▪ Non-interest expense was controlled and
flat with previous quarter.

Quarterly Loan Originations

[CHART]

Quarter End Loan Balances

[CHART]

Quarter End Deposit Balances

[CHART]

Deposit Pricing Trends

	Pricing 12/31/07	Pricing 1/31/08	Pricing 3/31/08	Pricing 6/30/08	Pricing 9/30/08

Premium Checking Blended Rate	1.73%	.99%	.50%	.50%	.50%

Premium Money Market Blended Rate	4.17%	3.25%	2.31%	2.32%	2.28%
Blended Savings Rate	2.34%	2.25%	2.33%	2.48%	2.30%

Weekly Special Relationship CD (under 1 year) Posted Rate	4.17%	2.47%	2.72%	4.00%	3.15%

Weighted cost of total deposits for the month	3.08%	3.01%	2.68%	2.29%	2.22%

September 2008 Year-to-Date Highlights

Priority	Progress Against Goals

Maintain vigilant risk management focus:
▪ Accelerated account monitoring;
▪ Introduced credit scoring on commercial
loan portfolio;
▪ Total delinquencies of 105 b.p.;
▪ Non-performing loans to total loans at 71 b.p.;
▪ Net charge-offs of 12 b.p. annualized;
▪ Adequate reserve coverage at 99 b.p.

September 2008 Year-to-Date Highlights

Priority	Progress Against Goals

Invest in technology and breadth of business capabilities:
▪ Expanded Internet sales channel;
▪ Initiated new debit card cash rewards
program to enhance checking growth;
increased average monthly debit card
usage by 11% and ownership by 3%;
▪ Continued technology upgrade of branch
platform;
▪ Reengineering bank-wide processes to
improve operating efficiencies and
streamline turnaround times.

September 2008 Year-to-Date Highlights

Priority	Progress Against Goals

Deploy capital opportunistically:
▪ Twice “well capitalized” regulatory benchmark;
t Tier 1 capital 11.0%;
t Risk-based capital of 19.9%;
▪ Repurchased 1,656,473 shares at average
price of $12.33;
▪ Continue to evaluate prudent M & A opportunities:
t Banks
t Branches
t New lines of business

Fed’s Capital Purchase Program

Our conclusions:

TARP Capital Purchase Program would -

▪	Restrict share repurchases;
▪	Restrict dividend increases;
▪	Dilute current shares through grant of warrants;
▪	Reduce EPS & ROE.

NewAlliance has enough capital and liquidity to meet credit demands of our customers.

Stock Price Comparison
NAL vs. SNL Thrift and Bank Indices YTD  ‘08

[GRAPH]

Balance Sheet Composition
and Credit Quality

Deposits
September 30, 2008

[GRAPH]

Loan Portfolio
September 30, 2008

[GRAPH]

Residential Portfolio Snapshot
September 30, 2008

[GRAPH]

Residential Portfolio Score Distribution
(Purchased + Organic)
September 30, 2008

[GRAPH]

Residential Mortgage
FICO/LTV/Volume Matrix
September 30, 2008

[GRAPH]

Home Equity Portfolio Snapshot
September 30, 2008

[GRAPH]

Total CRE Portfolio Snapshot
September 30, 2008

[GRAPH]

CRE Portfolio Snapshot
September 30, 2008

[GRAPH]

Residential Development Portfolio Snapshot
September 30, 2008

[GRAPH]

C&I Portfolio Snapshot
September 30, 2008

[GRAPH]

C&I Portfolio Snapshot
September 30, 2008

[GRAPH]

Asset Quality Key Indicators

		9/07	12/07	3/08	6/08	9/08
•	Non-performing
	loans to total loans	0.42%	0.35%	0.40%	0.53%	0.71%

•	Allowance for
	losses to total loans	0.92%	0.93%	0.95%	0.97%	0.99%

•	Allowance for losses
	to non-accrual loans	221%	267%	239%	183%	141%

•	Net charge-offs to
	total loans *	0.04%	0.13%	0.01%	0.11%	0.23%

•	Total delinquencies/
	loans (30+)	0.73%	0.63%	0.70%	0.89%	1.05%

•	Loan loss provision	$1.0MM	$2.3MM	$1.7MM	$3.7MM	$4.2MM

*annualized

Investment Portfolio
September 30, 2008

[GRAPH]

Gap Report September 2008

[TABLE]

Focus Areas

▪	Managing through challenging economic environment;
▪	Sustaining business momentum;
▪	Building profit potential;
▪	Identifying venues for growth.

Organizational Strengths

▪	Management depth
▪	Strong sales culture
▪	Risk management
▪	Regulatory compliance
▪	Disciplined acquirer and integrator
▪	Capital management

Disclaimer & Forward-Looking Statements

This presentation contains forward-looking statements which involve risks and uncertainties.  The Company's actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, changes in market interest rates, loan prepayment rates, general economic conditions, legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition and demand for financial services; changes in accounting principles and guidelines; the ability of the Company to successfully complete and integrate acquisitions; the pace of growth and profitability of possible de novo branches; the impact of additional equity awards yet to be determined; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing and services.

Capital ideas. Human values.